Exhibit 10.8

INTEC PHARMA LTD.

Date: [____]

Grant Letter No: [____]

GRANT LETTER – SECTION 102

To the Participant [ ______].

1. You are hereby notified that the shareholders of Intec Pharma Ltd. (the “Company”) have approved, at the annual general meeting of the shareholders which was held on [____], that you shall be granted annually (provided that you are still in office as a director) with an option to purchase [____] ordinary shares of the Company, having no par value per share. In accordance with the foregoing approval, the options shall have an exercise price per share of US $[__], reflecting the average price of the Company’s ordinary shares on Nasdaq in the last 30 days prior to the anniversary date of your previous grant date (collectively, the “Option”).

2. The Option, shares resulting from its exercise (the “Shares”) and any additional rights including cash dividend that shall be distributed to you in connection with the Option (the “Additional Rights”), shall be granted on your behalf to the trustee, “Altshuler Shaham Trusts Ltd” (the “Trustee”).

3. The Option, Shares and Additional Rights shall be granted on your behalf to the Trustee under the provisions of the Capital Gains Tax Track Through a Trustee, and will be held by the Trustee for the period stated in Section 102 of the Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves for Issuance of Shares to Employees), 2003 promulgated thereunder (“Section 102”).

4. The Option, Shares and Additional Rights are granted on your behalf to the Trustee according to the provisions of Section 102, the 2015 Equity Incentive Plan, adopted by the Company (the “Plan”) and the Trust Agreement signed between the Company and the Trustee attached herewith, as Exhibit A and made a part of this Grant Letter. Defined terms not explicitly defined in this Grant Letter but defined in the Plan shall have the meaning ascribed to them in the Plan.

5. Unless otherwise determined by the Administrator, the Option granted to you on this date shall, subject to your continued engagement as a director of the Company or Affiliate, become vested and exercisable in accordance with the vesting schedule detailed below. The commencement date of your vesting schedule is [____] (the “Vesting Commencement Date”). The Option will become vested and exercisable following the Vesting Commencement Date as follows:

(i) 1/3 of the shares underlying the Option shall become vested and exercisable on the first anniversary of the Vesting Commencement Date;

(ii) 2/3 of the shares underlying the Option shall become vested and exercisable in eight (8) equal quarterly installments thereafter.

(iii) The options will accelerate upon the occurrence of a "Merger Transaction" (as such term is defined in the 2015 Equity Incentive Plan) or the entry into a “Material Agreement” (as shall be defined by the Compensation Committee and the Board of Directors of the Company).

6. Unless otherwise expired earlier or extended in accordance with the Plan, the right to exercise the Options shall expire on the seventh (7th) anniversary of this date.

7. For the avoidance of doubt, all tax consequences (including any withholding tax) under any applicable law which may arise from the grant of the Option, from the exercise thereof or from the holding or sale of the Shares deliverable upon exercise (or other securities issued in connection of the Option) shall be borne solely by you.

8. The Option is granted to you on condition that you sign the Approval of the Participant as detailed below.

Sincerely,

Intec Pharma Ltd.

By:
Name:
Title:

Grant Letter No: 2019-[_]

APPROVAL OF THE PARTICIPANT (SECTION 102):

I hereby agree that the Option and Additional Rights granted to me, shall be granted to the Trustee under provisions of the Capital Gains Tax Track Through a Trustee and shall be held by the Trustee for the period stated in Section 102 and in accordance with the provisions of the Trust Agreement, or for a shorter period if an approval is received from the Israeli Tax Authorities.

I am aware of the fact that upon termination of my engagement as a director of the Company or its Affiliate(s), I shall not have a right to the Option, except as specified in the Plan.

I hereby confirm that:

1. I have read the Plan and I understand and accept its terms and conditions. I am aware of the fact that the Company agrees to grant me the Option based on my confirmation.

2. I understand the provisions of Section 102 and the applicable tax track of this grant of Option.

3. I agree to the terms and conditions of the Trust Agreement.

4. Subject to the provisions of Section 102, I confirm that I shall not sell nor transfer the Option, Shares or Additional Rights from the Trustee until the end of the Holding Period.

5. If I shall sell or withdraw the Shares from the Trust before the end of the Holding Period as defined in Section 102 (the “Violation”), either (A) I shall reimburse the Company within three (3) days of its demand for the “employer” portion of the payment by the Company or an Affiliate to the National Insurance Institute plus linkage and interest in accordance with the law, as well as any other expense that the Company shall bear as a result of the said Violation (all such amounts defined as the “Payment”); or (B) I agree that the Company may, in its sole discretion, deduct such amounts directly from any monies to be paid to me as a result of my disposition of the Shares.

6. I understand that this grant of Option is conditioned upon the receipt of all required approvals from the Israeli Tax Authorities.

7. I hereby confirm that I read this letter thoroughly, received all the clarifications and explanations I requested, I understand the contents of this letter and the obligations I undertake in signing it.

Name of Participant	Signature	Date

Exhibit A

מכתב נאמנות

שנחתם בתל אביב ביום 7 בחודש ינואר 2016

בין:

חברת מיטב דש נאמנויות בע"מ

רחוב ששת הימים 30, בני ברק

(להלן: "הנאמן")

מצד אחד

לבין:

חברת אינטק פארמה בע"מ

ח.פ. 513022780

(להלן: "החברה המקצה")

מצד שני

הואיל	וביום 6 בינואר, 2016 אימצה החברה המקצה תוכנית הקצאת מניות לעובדים, כמשמעותה בסעיף 102 לפקודה (להלן: "התוכנית");

והואיל	ועל פי התוכנית תקצה החברה המקצה מדי פעם בפעם מניות או זכויות למניות לעובדים בהקצאת מניות באמצעות נאמן;

והואיל	ועל פי התוכנית יוקצו כל המניות בהקצאה לנאמן כדי שיחזיק אותן בנאמנות עד תום התקופה, כאמור בפקודה, בכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: "הכללים"), בתכנית ובכתב נאמנות זה;

והואיל	והחברה בחרה בחברת מיטב דש נאמנויות בע"מ, לשמש כנאמן לצורך תוכנית ההקצאה האמורה והיא הביעה את הסכמתה לשמש כנאמן בעבור כל החברות המעבידות ועובדיהן;

לפיכך הוסכם על הצדדים, כדלקמן:

1.	המבוא לכתב נאמנות זה מהווה חלק בלתי נפרד ממנו.

2.	על פי התוכנית לא יוקצו מניות החברה המקצה לעובדי החברה המעבידה אלא יוקצו על שם הנאמן ויוחזקו בידיו עד לתום התקופה, כהגדרתה בסעיף 102 לפקודה.

3.

לפני ששולם המס החל כאמור בסעיף 7 לכללים, המניות לא יהיו ניתנות להעברה, המחאה, משכון, עיקול, או שיעבוד אחר מרצון ולא יינתן בשלהן ייפוי כוח או כתב העברה בין אם תוקפם מיידי ובין אם תוקפם בתאריך עתידי, למעט העברה מכוח צוואה או על פי דין;

הועברו המניות מכוח צוואה או על פי דין כאמור, יחולו הוראות סעיף 102 והוראות הכללים על יורשיו או נעברים של העובד.

4.	לאחר תום התקופה יהיה כל עובד רשאי בכל עת לדרוש מהנאמן להעביר על שמו את המניות שהוא זכאי להן, ובלבד שהנאמן לא יעביר את המניות כאמור אלא לאחר ששולם המס החל לפי סעיף 102 לפקודה ולפי הכללים (להלן: "המס החל") ובידי הנאמן אישור לכך מפקיד השומה.

5.	אם על פי תנאי התכנית יוענקו לעובד זכויות לרכישת מניות או שיוקצו לו בשל המניות מניות הטבה, יוקצו הזכויות או מניות ההטבה על שם הנאמן. העובד יהיה זכאי להורות לנאמן לממש את הזכויות או את מניות ההטבה לאחר תום התקופה כקבוע בתוכנית. המניות נשוא הזכויות יוקצו לנאמן בהתאם לאמור בסעיף 2 לכללים ויחולו עליהם הוראות התוכנית, לרבות בחירת מסלול המיסוי והוראות כתב התחייבות זה, ואולם פרק הזמן עד תום התקופה יימנה מיום הקצאת המניות שבשלן הוקצו הזכויות או מניות ההטבה.

6.	החברה המקצה מתחייבת כלפי הנאמן כי לא תקצה מניות לעובדי החברה המעבידה במסגרת תוכנית הקצאה, אם לא הצהיר העובד כי ידועים לו הוראות סעיף 102 לפקודה ומסלול המס החל עליו, וכן על הסכמתו בכתב לאמור בכתב נאמנות זה ועל התחייבותו שלא לממש את המניות לפני תום התקופה, כהגדרתה בסעיף 102 לפקודה.